December 11, 1997

To the Shareholders and
Board of Directors of
CVO Greater China Fund, Inc.


In planning and performing our audit of the financial statements of CVO Greater China
Fund, Inc. (the "Fund") for the period
November 19, 1996 (commencement
 of operations) through October 31,
1997, we considered its internal
control, including control activities
 for safeguarding securities, in order
to determine our auditing procedures
 for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide assurance
 on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control activities.
Generally, control activities that are
relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or irregularities may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of any specific
internal control components does not
reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a
timely period by employees in the
normal course of performing their
assigned functions.  However, we
noted no matters involving internal
control, including control activities
for safeguarding securities, that we
consider to be material weaknesses
as defined above as of October 31, 1997.

This report is intended solely for the
 information and use of
and the Board of Directors of the
Fund and the Securities and Exchange
Commission.